Exhibit 99.1

Contacts:	Steven O. Cordier Senior Vice President and CFO Penford Corporation 303-649-1900 steve.cordier@penx.com
Penford Reports Second Quarter Fiscal 2011 Financial Results
Revenue expanded 19% on higher average selling prices and volume increases in both segments.
Operating income of $0.5 million improved $1.6 million from the prior year period.
Demand for the Company’s value added product lines trending higher.
CENTENNIAL, Co., April 7, 2011 — Penford Corporation (Nasdaq: PENX), a leader in renewable ingredient systems for industrial and food applications, today reported that consolidated sales for the quarter ended February 28, 201l increased 19% to $74.3 million from $62.3 million a year ago. Loss from continuing operations was $1.6 million, or $(0.13) per diluted share, for the quarter ended February 28, 2011 compared with a loss from continuing operations of $1.8 million, or $(0.17) per diluted share last year.
A table summarizing quarterly financial results is shown below:

Penford Corporation — Financial Highlights
(In thousands except per share data)	Q2 FY11	Q1 FY11	4Q FY10	3Q FY10	Q2 FY10
Industrial Ingredients:
Sales	$56,591	$53,930	$45,633	$42,010	$46,065
Gross margin	1,458	2,904	(1,907)	(3,847)	1,229
Operating income (loss)	(1,103)	142	(5,098)	(6,847)	(1,721)
Depreciation and amortization	2,696	2,713	2,716	2,709	2,707

Food Ingredients:
Sales	$17,713	$18,336	$17,369	$19,899	$16,228
Gross margin	5,385	6,353	5,406	7,112	4,833
Operating income	3,576	4,808	3,698	5,018	2,848
Depreciation and amortization	553	561	555	564	605

Consolidated:
Sales	$74,304	$72,266	$63,002	$61,909	$62,293
Gross margin	6,843	9,257	3,499	3,265	6,062
Operating income (loss)	488	2,969	(2,796)	(4,091)	(1,116)
Depreciation and amortization	3,618	3,643	3,642	3,631	3,717
Food Ingredients Results
•	Food Ingredients reported record second quarter sales, up 9% from the prior year on volume gains and product mix changes, reflecting strong demand for high performance applications as well as better prices on less modified products.

•	Sales of applications in several categories grew at double-digit rates, including dairy, pet and gluten-free bakery products. Non-coating revenues totaled 60% of the segment compared with 45% two years ago.

•	Product development, customer trials and commercialization activity remains strong.

•	Gross margin improved 11% from last year on higher revenues and stable total unit costs. Operating income increased 26% from a year ago on top-line gains and lower costs.

Industrial Ingredients Results
•	Quarterly revenue grew 23% to $56.6 million in fiscal 2011 from $46.1 million from a year ago on higher average selling prices for industrial starches as well as increases in fuel ethanol volumes and pricing.

•	Demand for products positioned as alternatives for petrochemical derivatives continues to expand at double-digit rates while customer trials of our new fluorochemical replacement product continue.

•	Sales of ethanol in the second quarter of fiscal 2011 increased 43% to $25.8 million from $18.1 million last year. Market prices for ethanol rose 24% from a year ago. Market crush margins declined by approximately $0.25 per gallon from the second quarter of last year due to corn prices which were 69% higher than last year.

•	Gross margin expanded 19% from the prior year despite higher net corn costs. Higher prices and stronger throughput rates as well as lower manufacturing costs helped offset increased input costs.

•	Segment operating income changed $0.6 million on stronger ethanol activity, better industrial starch prices, improved plant efficiencies and lower operating expenses.
Consolidated Financial Results
•	Consolidated operating expenses declined 14% from a year ago.

•	Interest expense, which includes dividends on preferred stock that are not deductible for income taxes, was $2.3 million compared with $1.6 million last year.

•	Consolidated gross margin increased 13% to $6.8 million and consolidated operating income rose $1.6 million to $0.5 million from an operating loss of $1.1 million in the same period last year. Both business segments contributed to improved financial results in the quarter.
Conference Call
Penford will host a conference call to discuss second quarter fiscal 2011 financial and operational results today, April 7, 2011 at 9:00 a.m. Mountain time (11:00 a.m. Eastern time). Access information for the call and web-cast can be found at www.penx.com. To participate in the call on April 7, 2011, please phone 1-877-407-9205 at 8:50 a.m. Mountain Time. A replay will be available at www.penx.com.
About Penford Corporation
Penford Corporation develops, manufactures and markets specialty, natural-based ingredient systems for a variety of industrial and food applications. Penford has five manufacturing and/or research locations in the United States.
     The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects,” or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company does not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release and those described from time to time in other filings with the Securities and Exchange Commission which include, but are not limited to: competition; the possibility of interruption of business activities due to equipment problems, accidents, strikes, weather or other factors; product development risk; changes in corn and other raw material prices and availability; the Company’s inability to comply with the terms of instruments governing the Company’s debt; the effects of the current economic recession as well as other changes in general economic conditions or developments with respect to specific industries or customers affecting demand for the Company’s products, including unfavorable shifts in product mix; unanticipated costs, expenses or third party claims; interest rate, chemical and energy cost volatility; changes in returns on pension plan assets and/or assumptions used for determining employee benefit expense and obligations; unforeseen developments in the industries in which Penford operates; and other factors described in the “Risk Factors” section in reports filed by the Company with the Securities and Exchange Commission.
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CHARTS TO FOLLOW

	Three months ended		Six months ended
Penford Corporation	February 28		February 28
Financial Highlights	2011	2010	2011	2010
(In thousands except per share data)	(unaudited)		(unaudited)
Consolidated Results
Sales	$74,304	$62,293	$146,570	$129,363

Loss from continuing operations	$(1,575)	$(1,801)	$(1,239)	$(745)
Income from discontinued operations, net of tax	—	13,048	—	16,531

Net income (loss)	$(1,575)	$11,247	$(1,239)	$15,786

Loss per share, diluted — continuing operations	$(0.13)	$(0.17)	$(0.10)	$(0.08)
Income per share, diluted — discontinued operations	—	1.16	—	1.48

Income (loss) per share, diluted	$(0.13)	$0.99	$(0.10)	$1.40

Cash Flows
Cash flow provided by (used in) continuing operations:
Operating activities	$(6,626)	$(206)	$(1,959)	$11,613
Investing activities	(1,718)	8,965	(3,403)	16,902
Financing activities	8,320	(28,136)	5,339	(34,055)

	(24)	(19,377)	(23)	(5,540)

Net cash flow provided by (used in) discontinued operations	—	(5,250)	—	620

Total cash used	$(24)	$(24,627)	$(23)	$(4,920)
Balance Sheets

	February 28,	August 31,
	2011	2010
	(unaudited)
Current assets	$68,468	$61,115
Property, plant and equipment, net	108,824	111,930
Other assets	34,720	35,363

Total assets	212,012	208,408

Current liabilities	24,198	26,000
Long-term debt	27,324	21,038
Redeemable preferred stock	36,492	34,104
Other liabilities	44,211	43,694
Shareholders’ equity	79,787	83,572

Total liabilities and equity	$212,012	$208,408

	Three months ended		Six months ended
Penford Corporation	February 28		February 28
Consolidated Statements of Operations	2011	2010	2011	2010
(In thousands except per share data)	(unaudited)		(unaudited)
Sales	$74,304	$62,293	$146,570	$129,363
Cost of sales	67,461	56,231	130,470	112,673

Gross margin	6,843	6,062	16,100	16,690

Operating expenses	5,235	6,054	10,430	12,542
Research and development expenses	1,120	1,124	2,214	2,121

Income (loss) from operations	488	(1,116)	3,456	2,027

Interest expense	2,303	1,621	4,572	3,420
Non-operating income (expense), net	(1)	(27)	88	609

Loss before income taxes	(1,816)	(2,764)	(1,028)	(784)

Income tax expense (benefit)	(241)	(963)	211	(39)

Loss from continuing operations	(1,575)	(1,801)	(1,239)	(745)

Income from discontinued operations, net of tax	—	13,048	—	16,531

Net income (loss)	$(1,575)	$11,247	$(1,239)	$15,786

Weighted average common shares and equivalents outstanding, diluted	12,257	11,204	12,239	11,193

Loss per share, diluted — continuing operations	$(0.13)	$(0.17)	$(0.10)	$(0.08)
Income per share, diluted — discontinued operations	—	1.16	—	1.48

Income (loss) per share, diluted	$(0.13)	$0.99	$(0.10)	$1.40
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